Exhibit 99.2

Solar Silicon Resources Group Pte Ltd

June 4th, 2014

Magnolia Solar Corporation
52-B Cummings Park, Suite 314
Woburn, MA 01801

Attention:  Ashok K. Sood and Yash R. Puri

Re: Letter of Agreement - Solar Business Acquisition

Dear Messrs Sood and Puri:

In accordance with our recent discussions, it gives me great pleasure to present to you this Letter of Agreement (“LOA”) setting forth the basic terms under which Magnolia Solar Corporation (“Magnolia”) will acquire the solar silica assets of Solar Silicon Resources Group Pte Ltd  (“SSRG” or the Company”) and then merge their business interests. At the completion of transaction SSRG own a majority interest in the publicly listed entity, Magnolia Solar Corporation.

Recitals:

1.
Magnolia is a Nevada corporation, and through its wholly owned subsidiary, Magnolia Solar, Inc. (the “Subsidiary”)  is principally engaged in the development and commercialization of its nanotechnology-based, flexible, high-efficiency, thin-film solar cell technology for defense and commercial applications. The nanostructure technology can also be deposited on a variety of substrates, including glass, quartz, sapphire, and flexible structures to reduce reflection losses for solar cells/panels, electronic displays, and handheld devices.

2.
SSRG is a Singapore corporation based in Melbourne, Australia, that owns extensive mineral resource assets in Queensland, Australia, including the largest known commercial deposit of rare high purity quartz (silica) in the world (pure up to 99.99%).  SSRG has technical expertise involved in the value-added processing of its raw quartz into High Purity Quartz Sand (HPQS) suitable for a range of high tech applications including solar and semiconductor electronics. There are only three other notable commercial producers of high purity quartz sand in the world, and world demand for HPQS consistently exceeds available world production.

3.
Each party  (together, the “Parties” or “parties”) understands and agrees that preparation and execution of formal and definitive acquisition agreements is required, containing the legal and financial terms as both parties might agree, including the review and approval of local counsel and local tax advisors, and following good faith negotiation.  This letter of agreement may be executed in counterparts, each of which shall be deemed to be an original for all purposes.

Solar Silicon Resources Group Pte Ltd
Singapore    Gateway East   152 Beach Road   Level 28   Singapore   189721   Phone: 65 6827 5612   Fax: 65 6294 8059
Australia      Level 1  58 Lorimer St   Docklands   Victoria   Australia   3008    Phone: 61 3 9008 6388 Fax: 61 3 8677 7682
Company No. 200915230w  • ABRN 141 478 962 • Email: contact@ssrg.com.ag • www.ssrg.com.sg

TERMS:

1. Structure.  At the Closing (as defined below), SSRG will acquire a majority interest or shares of common stock of Magnolia in exchange for 100% of its assets (as summarized on Exhibit A)  ((“SSRG Assets”) such that SSRG will hold an amount of 90% (ninety percent) of the issued and outstanding shares of Magnolia (the “Stock Acquisition”) pursuant to a stock purchase agreement and Magnolia will own the SSRG Assets.

1. Purchase Price.  In exchange for the SSRG Assets at a value to be agreed between the parties, but anticipated to be five hundred million dollars (US$ 500 million), at Closing, Magnolia will issue shares of Common Stock such that SSRG will own 90% of the shares of Magnolia and shareholders of Magnolia will retain 10% (ten percent) of the shares of Magnolia (the “Purchase Price consideration”). In addition, 5% of offering proceeds raised for the combined entity during the next twelve (12) months after Closing will be allocated to the Subsidiary to pursue commercialization of its solar cell and anti-reflective technology, up to $5,000,000.

2. Closing.  Closing means the closing of the Stock Acquisition and “Closing Date” means the date on which the Closing occurs. The Closing shall take place at the offices of Sichenzia Ross Friedman Ference LLP or other location as the parties may agree on a mutually acceptable date that is within three business days after the fulfillment of all of the conditions to be set forth in the Stock Acquisition (as defined herein) (including the obtaining of all necessary consents and approvals from third parties).

3. Stock Acquisition.  In accordance with this Letter of Agreement the Company and Magnolia agree to enter into a definitive Sale & Purchase Agreement (SPA) acquisition agreement prepared by counsel for the Company containing representations, warranties, covenants, conditions, indemnities and other agreements reasonably acceptable to the parties that are customary for transactions of this nature, and subject to the Company’s and Magnolia’s Boards of Directors and approval of the Parties’ shareholders.  (the “Stock Acquisition”). The corporate action taken by holders of the majority of shares of Magnolia will be disclosed on a Form 14C information statement, wherein Magnolia may in addition elect to change its corporate name prior to Closing. It is agreed and understood that the Parties intend to obtain an independent third party valuation or seek a waiver from their shareholders as to such valuations.

4. Diligence, Etc.  The execution of the Stock Acquisition will be subject to (a) negotiation of a mutually satisfactory Stock Acquisition, (b) each party being satisfied in its sole discretion with the results of its due diligence review of the business of the other party (the “Business”), including the inventories, properties, affairs, legal claims, books, records, prospects and plans of the Business, and of other relevant matters prior to the execution of the Stock Acquisition (c) Magnolia will provide the Company’s legal, accounting and other representatives a full opportunity during the period from the date hereof through the Closing Date to examine the Business; and (d) Magnolia and the Company will utilize local legal, accounting and tax experts to advise and approve of the form of Stock Acquisition under consideration prior to Closing.

5. Representations and Warranties; Indemnity. In the Stock Acquisition, the Company and Magnolia will make customary representations and warranties to each other.

6. Disclosure.  No party hereto shall publicly disclose that this letter of intent has been executed or the terms hereof without the prior written consent of the other parties, except for such disclosure as may be required by law. Notwithstanding the aforegoing, Magnolia may in its sole discretion disclose the terms of this LOA and attach a copy of this LOA in a Current Report on Form 8K with the Securities and Exchange Commission without the prior consent of the Company.

7. No Solicitation.  Magnolia agrees that until the termination of this letter of intent, they will not negotiate with any person other than the Company with respect to the acquisition of the Shares,  the Company or the Business and they will not, and will not permit any of Magnolia’ officers, directors, employees, agents or representatives (including without limitation, investment bankers, attorneys and accountants) to (a) initiate contact with, (b) make, solicit or encourage any inquiries or proposals from, (c) enter into, or participate in, any discussions or negotiations with, (d) disclose, directly or indirectly, any information not customarily disclosed concerning the Company or its businesses to or (e) afford any access to the Company’s properties, books and records to, any person in connection with the sale or other disposition of the Shares, the Company (including its stock) or the Business.

8. Termination.  This letter of intent may be terminated and the Stock Acquisition contemplated hereby abandoned (a) at any time by Magnolia’ written 21 day notice of termination to the Company or (b) at any time by the Company’s written 21 day notice of termination to Magnolia.  The party terminating must show just cause reasons for termination to the other party. Notwithstanding the foregoing, this LOA shall automatically expire upon completion of the SPA, or 60 days from the date of signature of this LOA.

9. Non-Binding Nature.  Except as provided in this Section 10, it is agreed that this letter of intent does not create any legally binding obligations for any of the parties but merely represents the understanding of the parties with respect to the proposed Stock Acquisition and this letter of agreement does not contain all material terms upon which agreement must be reached in order for the Stock Acquisition to be consummated.  Notwithstanding the foregoing, Sections8 through 12 (inclusive) are agreed to be legally binding on the parties hereto and Sections 8 and 10 through 12 (inclusive) will survive the termination of this letter of intent.

10. Governing Law; Jurisdiction.  This letter of intent and the Stock Acquisition will be governed by and construed in accordance with the laws of the State of New York (without regard to conflict of laws principles).

11. Board of Directors.  Post-Closing, The Company will appoint a new Board of Directors, which shall include Yash Puri and Ashok Sood, with such appointments and other change of control disclosures being made shortly thereafter on Schedule 14F.

12. Brokers; Costs and Expenses.  Magnolia, on the one hand, and the Company represent that they have no liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the Stock Acquisition.

If this letter accurately reflects your understanding and agreement as to the above matters, please sign this letter of intent in the space indicated below and return an executed counterpart to the undersigned.

Sincerely yours,

SOLAR SILICON RESOURCES GROUP PTE LTD

/s/ Kevin Graham
Name Kevin Graham
Title: Director

Accepted and Acknowledged by:

MAGNOLIA SOLAR CORP.

By: /s/ Ashok K. Sood
Name: Ashok K. Sood
Title: President and CEO -
Date: 4th June 2014

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